UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 5, 2015

The Providence Service Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-34221	86-0845127
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

64 East Broadway Blvd., Tucson, Arizona	85701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (520) 747-6600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets

Effective November 1, 2015, The Providence Service Corporation (the “Company” or “Providence”) completed its previously reported sale to Molina Healthcare, Inc. (“Buyer”) of Providence Human Services, LLC and Providence Community Services, LLC, comprising Providence’s Human Services segment.

At closing, pursuant to the Membership Interest Purchase Agreement (the “Purchase Agreement”), dated September 3, 2015, by and among Providence, Ross Innovative Employment Solutions Corp. and the Buyer, the Buyer made a $200 million cash payment (prior to adjustments for estimated working capital, certain seller transaction costs, debt assumed by the Buyer, and a cash payment for the Providence Human Services cash and cash equivalents on hand at closing) for all membership interests in the entities comprising Providence’s Human Services segment.

The Purchase Agreement was previously filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed with the Securities Exchange Commission on September 8, 2015.

Item 9.01 Financial Statements and Exhibits

(b)	Pro Forma Financial Information

The unaudited pro forma condensed consolidated balance sheet of Providence and its subsidiaries as of June 30, 2015 and the unaudited pro forma condensed consolidated statements of income of Providence and its subsidiaries for the six months ended June 30, 2015 and the years ended December 31, 2014, 2013 and 2012 and the related notes thereto, are presented to give effect to the disposition of Providence Human Services, LLC and Providence Community Services LLC, and are filed as Exhibit 99.1 to this Current Report on Form 8-K and are incorporated herein by reference.

(d)      Exhibits

2.1	Amendment to Membership Interest Purchase Agreement dated as of October 30, 2015
99.1

The unaudited pro forma condensed consolidated balance sheet as of June 30, 2015 of Providence and its subsidiaries and the unaudited pro forma condensed consolidated statement of income of Providence and its subsidiaries for the six months ended June 30, 2015 and the years ended December 31, 2014, 2013 and 2012 giving effect to Providence’s disposition of Providence’s Human Services segment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PROVIDENCE SERVICE CORPORATION

Date: November 5, 2015	By:	/s/ David Shackelton
	Name:	David Shackelton
	Title:	Chief Financial Officer